IMMULABS CORPORATION

                                Filing Type: 8-K
                           Description: Current Report
                          Filing Date: December 5, 2002
                          Period End: December 5, 2002

            Primary Exchange: Over the Counter Includes OTC and OTCBB
                                  Ticker: IMLB






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                                Table of Contents

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                                       8-K

ITEM 5.........................................................................1




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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 5, 2002


                              IMMULABS CORPORATION
             (Exact name of registrant as specified in its charter)



         Colorado                    0-26760                     84-1286065
 (State of Incorporation)          (Commission               (I.R.S   Employer
                                   File Number)              Identification No.)


              Suite 132-3495 Cambie St. Vancouver BC Canada V5Z 4R3
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (604) 696-0073





              (Former name, former address and former fiscal year,
                         if changed since last report.)

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ITEM 5.  OTHER EVENTS.

         The Company is currently in negotiations with a potential merger partner. The Board has authorized the issuance of two million post-reverse split restricted shares for a potential partner, to be held in trust with a law firm. Since his recent appointment, the President of Immulabs has not received a salary from the Company. To compensate him, the Board has authorized the issuance of 10,000 stock options to him with an exercise price of $4.00 per share.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Date: December 5, 2002

                                       IMMULABS CORPORATION








                                       By: /s/ Ben Traub
                                          ------------------
                                          Ben Traub
                                          President